UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 4, 2006

                             Global Gold Corporation

             (Exact name of registrant as specified in its charter)



         Delaware                       02-69494                13-3025550
         --------                       --------                ----------
(State or other jurisdiction          (Commission                  (IRS
      of incorporation)               File Number)           Identification No.)


           45 East Putnam Avenue, Greenwich, CT                 06830
         ----------------------------------------              -------
         (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code (203) 422-2300

         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 3.02 Unregistered Sales of Equity Securities.

On April 4, 2006 Global Gold Corporation sold $13,000,000 in common shares in a private placement, pursuant to exemptions from registration requirements of the Securities Act under Regulation D and Regulation S based upon representations and covenants provided by the respective purchasers. The transaction involved the issuance of ten million four hundred thousand shares of common stock at $1.25 per share. Each three shares purchased shall also entitle the purchaser to a warrant for the purchase of an additional one share at the price per share of $2.00 exercisable on or before the sooner of (a) April 1, 2008 or (b) sixty (60) days following a determination by the Company that the weighted average trading price of the common shares over a thirty (30) consecutive trading day period commencing after August 1, 2006 is $3.00 USD or greater. Aton Securities, Inc. of New York City acted as the Managing Private Placement Agent, and as part of its compensation has also been granted warrants to purchase one million (1,000,000) restricted common shares exercisable at the price of $1.25 per share within eighteen months of April 4, 2006.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.





99.1                    Press Release.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Dated: April 5, 2006                   Global Gold Corporation

                                        By: /s/Drury J. Gallagher
                                            ---------------------
                                      Name: Drury J. Gallagher
                                     Title: Chairman, Chief Executive
                                            Officer and Treasurer